Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2012 with respect to the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account A, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-179570) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

Toronto, Canada May 30, 2012	/s/ Ernst & Young LLP Licensed Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2012, with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), which are included in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-179570) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 30, 2012